Exhibit 107

CALCULATION OF REGISTRATION FEE

TScan Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities (Form S-3)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other	2,784,792 (1)	$2.82 (3)	$7,853,113.44	0.0001102 (4)	$865.42

	Equity	Non-Voting Common Stock, par value $0.0001 per share	Other	4,276,588 (2)	$2.82 (3)	$12,059,978.16	0.0001102 (4)	$1,329.01

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Total Registration Fee (3):			7,061,380	$2.82	$19,913,091.60	—	$2,194.43

(1)

Consists of 2,784,792 shares of the voting common stock of TScan Therapeutics, Inc., par value $0.0001 per share, or the Common Stock, to be offered by the selling stockholders named in the registration statement to which this exhibit relates, or the Registration Statement. In accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of 4,276,588 shares of the non-voting common stock of TScan Therapeutics, Inc., par value $0.0001 per share, or the Non-Voting Common Stock, to be offered by the selling stockholders named in the registration statement to which this exhibit relates, or the Registration Statement. In accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on November 3, 2022, which was $2.82.

(4)	Calculated pursuant to Section 6(b) of the Securities Act.